                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Maxim Integrated Products                          England
     UK Limited

Maxim GmbH                                         Germany

Maxim SARL                                         France

Maxim Japan Co., Ltd.                              Japan

Maxim Integrated Products Korea, Inc.              Korea

Maxim Phil. Assembly Corporation                   Philippines

Maxim Phil. Operating Corporation                  Philippines

Maxim Phil. Holding Corporation                    Philippines

Maxim Phil. Land Corporation *                     Philippines

     * This Subsidiary is 40% owned by the Registrant.

Maxim Integrated Products                          Switzerland
     Switzerland AG

Maxim Integrated Products                          Thailand
     (Thailand) Co., Ltd.

Maxim Dallas/Direct, Inc.                          United States

Maxim International, Inc.                          U. S. Virgin Islands

Dallas Semiconductor Corporation                   Delaware

Dallas Semiconductor Corporation (Germany)         Delaware

Dallas Semiconductor Corporation (Taiwan)          Delaware

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Dallas Semiconductor FSC Corporation               Barbados

Dallas Semiconductor Limited                       United Kingdom

Dallas Semiconductor Philippines, Inc.             Philippines

Dallas Semiconductor GmbH                          Germany

Dallas Semiconductor Asia Limited                  Hong Kong

Proximity Devices Corporation                      Delaware

Chartec Laboratories A/S                           Denmark

Chartec Laboratories Holding ApS                   Denmark

Chartec, Inc.                                      Delaware